                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            LENNOX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



                  Delaware                               42-0991521
  (State of incorporation or organization)  (I.R.S. Employer Identification No.)



                              2100 Lake Park Blvd.
                             Richardson, Texas 75080
          (Address of principal executive offices, including zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered

Common Stock, par value                            New York Stock Exchange
  $.01 per share



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-75725

     Securities to be registered pursuant to Section 12(g) of the Act: None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Application has been made to list the Common Stock, par value $.01 per share (the "Common Stock"), of Lennox International Inc. (the "Registrant") to be registered hereunder on the New York Stock Exchange (the "NYSE"), and such application has been approved pending official notice of issuance. A description of the Common Stock is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registration statement on Form S-1 of the Registrant (Registration No. 333-75725), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on April 6, 1999, which registration statement is incorporated herein by reference.

ITEM 2.  EXHIBITS.*

         1. Registration Statement on Form S-1 (Registration No. 333-75725) of the Registrant.

         2. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-75725)).

         3. Amended and Restated Bylaws of the Registrant, as adopted on September 11, 1998 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-75725)).

         4. Specimen Stock Certificate for the Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-75725)).



----------------

* In accordance with Instruction II to Item 2 of Form 8-A, the exhibits set forth above are being filed with the copies of this registration statement filed with the NYSE but are omitted from the copies filed with the Commission.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:    July 12, 1999                   LENNOX INTERNATIONAL INC.




                                         By: /s/ CARL E. EDWARDS, JR.
                                             -----------------------------------
                                               Carl E. Edwards, Jr.
                                               Executive Vice President,
                                               General Counsel and Secretary


                                       3